Exhibit 5


                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                             ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                      CHARLOTTE, NORTH CAROLINA 28246-1900
                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000


                                December 18, 1997

Culp, Inc.
101 South Main Street
High Point, North Carolina 27261
Attention:  Mr. Franklin N. Saxon

         Re:      Culp, Inc. - Registration Statement on Form S-3

Gentlemen and Ladies:

         We have served as counsel to Culp, Inc. (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering the resale of up to 700,000 shares (the "Shares") of the Company's common stock, $.05 par value ("Common Stock"), by certain selling shareholders. We understand that the Registration Statement may be amended from time to time and this opinion covers each such amendment.

         We have examined drafts of the Articles of Incorporation and the Bylaws of the Company, all corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render the opinions contained herein. For our opinion as to the Company's valid existence, we have relied solely on a telephonic conversation from the North Carolina Secretary of State as to such existence as of the date hereof.

         Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina; and

         2. Upon issuance, the Shares will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of Common Stock of the Company.

         The opinions expressed herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States, in each case as in effect as of the date hereof, and no


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Culp, Inc.
December 18, 1997
Page 2
______________________

opinion is expressed herein as to the laws of any other jurisdiction. The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933, as amended. The opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

         We hereby consent to be named in the Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                        Sincerely yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Henry H. Ralston

                                        Henry H. Ralston